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                                                                    EXHIBIT 23.5

                                AWARENESS LETTER

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Titanium Metals Corporation
     Registration on Form S-1 (File No. 333-2940)

Gentlemen:

     We are aware that our reports dated May 6, 1996, which include legends as described therein, on our review of the unaudited consolidated interim financial information of Titanium Metals Corporation as of March 31, 1996 and for the three-month periods ended April 2, 1995 and March 31, 1996 and our review of the pro forma condensed consolidated statement of operations of Titanium Metals Corporation for the three-month period ended March 31, 1996, are included in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                          /s/ COOPERS & LYBRAND L.L.P.


                                          COOPERS & LYBRAND L.L.P.


Denver, Colorado
May 20, 1996